Exhibit 99.1

[DFT LOGO]	Third Quarter 2010 Earnings Release and Supplemental Information

[PHOTOGRAPH OF ACC5 DATA CENTER FACILITY

ACC5

Ashburn, VA

[PHOTOGRAPHS OF DATA CENTER EQUIPMENT]

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005	(202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contact: Mr. Christopher A. Warnke investorrelations@dft.com (202) 478-2330

Third Quarter 2010 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary and Debt Maturity	12

Selected Unsecured Debt Metrics and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

Pro Forma Debt Summary, Debt Maturity and Capital Structure	15

2010 Guidance	16

[DFT LOGO]	DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company’s business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

[DFT LOGO]

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS THIRD QUARTER 2010 RESULTS

Revenues up 16.2%; FFO per share up 27.6%

WASHINGTON, DC, — November 3, 2010 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended September 30, 2010. All per share results are reported on a fully diluted basis.

Highlights

•	Executed one new triple-net lease at our New Jersey facility totaling 1.14 megawatts “MW”, or 6% of the building, and renewed a lease expiring in 2014 in Reston, Virginia until 2017.

•	Increased revenues 16.2%, Funds From Operations (“FFO”) 54.0% and FFO per share 27.6% as compared to the third quarter of 2009.

•	In the fourth quarter to date, the company:

•	Executed two new triple-net leases at our New Jersey facility totaling 2.84 MW, or 16% of the building.

•	Issued 7.4 million shares of 7.875% Series A perpetual preferred stock at a price of $25 per share, raising net proceeds of approximately $179 million.

•	Paid off in full the $196.5 million ACC4 secured loan that was scheduled to mature in October 2011.

•	Placed the ACC5 Phase II and NJ1 Phase I developments into operations on November 1, 2010.

Hossein Fateh, President and Chief Executive Officer said, “With the opening of ACC5 Phase II in Ashburn, Virginia and NJ1 Phase I in Piscataway, New Jersey, we have successfully placed 36.4 megawatts of power in service on time and on budget, increasing our megawatt portfolio by 30%. We strengthened our balance sheet by issuing preferred stock and using the proceeds to pay off a near-term debt maturity. Additionally, we continue to experience solid demand for our wholesale space from both internet and enterprise companies.”

Third Quarter 2010 Results

For the quarter ended September 30, 2010, the company reported earnings of $0.18 per share compared to earnings of $0.08 per share for the third quarter of 2009. Revenues increased 16.2%, or $8.4 million, to $60.3 million for the third quarter of 2010 over the third quarter of 2009. This revenue increase was offset by a $1.2 million, or 2.3%, reduction due to energy cost savings from the company’s participation in load management and rate setting programs. These energy savings, while a reduction of revenue to the company, represent a direct reduction of property operating costs as well, due to the triple net lease structure in place with our tenants and, therefore, have no impact to earnings or FFO.

FFO for the quarter ended September 30, 2010 was $0.37 per share compared to $0.29 per share for the quarter ended September 30, 2009. The difference is primarily due to higher operating income due to the lease up of certain operating properties.

Nine Months Ended September 30, 2010 Results

For the nine months ended September 30, 2010, the company reported earnings of $0.41 per share compared to earnings of $0.22 per share for the year ago period. Revenues increased 19.6%, or $28.9 million, to $176.5 million for the nine months ended September 30, 2010 over the corresponding period in 2009. This revenue increase was offset by a $3.3 million, or 2.2%, reduction due to energy cost savings from the company’s participation in load management and rate setting programs as explained in our third quarter results.

FFO for the nine months ended September 30, 2010 was $1.00 per share compared to $0.83 per share for the year ago period. The difference is primarily due to:

•	$0.26 per share of higher operating income due to the lease up of certain operating properties; partially offset by

•	$0.09 per share of higher interest expense primarily resulting from higher debt balances and rates.

Portfolio Update

During the third quarter of 2010, the company executed a new lease at NJ1 Phase I totaling 1.14 MW of critical load and 5,400 raised square feet with a lease term of 10.1 years. This lease commenced November 1, 2010. In addition, one lease expiring in 2014 was renewed until 2017 at VA3, representing 0.81 MW of critical load and 9,700 raised square feet.

In the fourth quarter to date, the company executed two new leases at NJ1 Phase I totaling 2.84 MW of critical load and 13,683 raised square feet with an average lease term of 12.1 years. One lease is scheduled to commence in the fourth quarter of 2010 and the other in the second quarter of 2011. One lease represents an existing Northern Virginia tenant who elected to expand their national platform by moving an executed lease yet to be commenced at ACC5 Phase II to NJ1 Phase I.

Year-to-date, the company has executed 14 leases totaling 23.18 MW of critical load totaling 128,869 of raised square feet with an average lease term of 9.1 years. This represents approximately $460 million of contract value to the company.

As of the date of this press release, the company’s stabilized operating portfolio’s critical load is 100% leased. Two new developments, NJ1 Phase I in Piscataway, New Jersey and ACC5 Phase II in Ashburn, Virginia, were placed into service on November 1, 2010. ACC5 Phase II is 75% leased and NJ1 Phase I is 22% leased.

SC1 Phase I in Santa Clara, California and ACC6 Phase I in Ashburn, Virginia are in development and the company currently expects each to be completed during the third quarter of 2011. Each development is on schedule and within our expected total cost.

Capital Markets Update

In October 2010, the company sold 7.4 million shares of 7.875% Series A perpetual preferred stock at a price of $25 per share, raising net proceeds of approximately $179 million in an underwritten public offering. The company used the proceeds from this offering and a portion of its cash on hand to pay off in full the $196.5 million ACC4 Term Loan on October 25, 2010 that was originally due to mature in October 2011. The company’s earliest debt maturity is the $150 million ACC5 Term Loan in December 2014.

In August 2010, the company increased its unsecured revolving credit facility from $85 million to $100 million through the use of the facility’s accordion feature. This fully utilized the accordion. The facility is at LIBOR plus 450 basis points (with a LIBOR floor of 1%). As of the date of this release, there have been no borrowings under this facility.

Dividend

The company declared a cash dividend of $0.12 per share in the third quarter of 2010 and paid this dividend in October 2010.

Fourth Quarter 2010 Guidance

The company has established an FFO guidance range of $0.30 to $0.34 per share for the fourth quarter of 2010.

Full Year 2010 Guidance

The company has revised and is tightening its full year 2010 FFO per share guidance range from $1.30 to $1.40 per share to $1.30 to $1.34 per share. The primary difference is a $0.03 per share increase in interest expense due to the one-time write-off of unamortized deferred financing costs related to the early payoff of the ACC4 secured loan.

The assumptions underlying this guidance are listed on page 16 of this release.

Third Quarter 2010 Conference Call and Webcast Information

The company will host a conference call to discuss these results tomorrow, Thursday, November 4, 2010 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-800-263-8506 (domestic) or 1-719-457-2573 (international). A replay will be available for seven days by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) using conference ID 9752421. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Fourth Quarter 2010 Conference Call

DuPont Fabros Technology, Inc. expects to announce fourth quarter 2010 results on Tuesday, February 8, 2011 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, February 9, 2011.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure facilities used primarily by Internet and enterprise companies to house, power and cool some of the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2010 FFO guidance are not realized, the risk that the company may be unable to obtain financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of available space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company will not declare and pay dividends as anticipated for 2010 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009 and its Forms 10-Q for the quarters ended March 31, 2010 and June 30, 2010, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues:
Base rent	$38,519	$29,491	$111,359	$83,893
Recoveries from tenants	20,751	17,954	58,312	51,060
Other revenues	1,059	4,475	6,859	12,653

Total revenues	60,329	51,920	176,530	147,606
Expenses:
Property operating costs	16,938	16,505	49,905	46,499
Real estate taxes and insurance	1,553	1,234	3,939	3,634
Depreciation and amortization	15,140	14,240	45,327	41,551
General and administrative	3,538	3,580	11,136	10,142
Other expenses	609	3,548	4,961	10,175

Total expenses	37,778	39,107	115,268	112,001

Operating income	22,551	12,813	61,262	35,605
Interest income	454	66	688	350
Interest:
Expense incurred	(6,361)	(6,088)	(28,040)	(17,101)
Amortization of deferred financing costs	(1,365)	(1,267)	(3,205)	(4,533)

Net income	15,279	5,524	30,705	14,321
Net income attributable to redeemable noncontrolling interests – operating partnership	(4,455)	(2,137)	(9,669)	(5,753)

Net income attributable to controlling interests	$10,824	$3,387	$21,036	$8,568

Earnings per share – basic:
Net income attributable to controlling interests per common share	$0.18	$0.08	$0.41	$0.22

Weighted average common shares outstanding	58,739,792	41,041,140	50,692,936	39,407,194

Earnings per share – diluted:
Net income attributable to controlling interests per common share	$0.18	$0.08	$0.41	$0.22

Weighted average common shares outstanding	60,070,867	41,992,512	52,000,823	39,918,440

Dividends declared per common share	$0.12	$—	$0.32	$—

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net income	$15,279	$5,524	$30,705	$14,321
Depreciation and amortization	15,140	14,240	45,327	41,551
Less: Non real estate depreciation and amortization	(164)	(124)	(452)	(355)

FFO	$30,255	$19,640	$75,580	$55,517
Straight-line revenues	(8,047)	(4,159)	(25,889)	(11,504)
Amortization of lease contracts above and below market value	(537)	(1,744)	(1,970)	(5,233)
Loss on early extinguishment of debt	—	—	—	1,047
Compensation paid with Company common shares	1,003	612	2,798	1,431

AFFO	$22,674	$14,349	$50,519	$41,258

FFO per share - diluted	$0.37	$0.29	$1.00	$0.83

AFFO per share - diluted	$0.28	$0.21	$0.67	$0.61

Weighted average common shares and OP units outstanding - diluted	82,403,295	67,631,035	75,300,918	67,154,717

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.

The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company’s cash needs including the Company’s ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company’s management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Income producing property:
Land	$44,001	$44,001
Buildings and improvements	1,441,136	1,438,598

	1,485,137	1,482,599
Less: accumulated depreciation	(156,713)	(115,225)

Net income producing property	1,328,424	1,367,374
Construction in progress and land held for development	529,850	330,170

Net real estate	1,858,274	1,697,544
Cash and cash equivalents	305,031	38,279
Marketable securities held to maturity	60,106	138,978
Restricted cash	3,651	10,222
Rents and other receivables	3,924	2,550
Deferred rent	83,253	57,364
Lease contracts above market value, net	14,200	16,349
Deferred costs, net	50,138	52,208
Prepaid expenses and other assets	15,740	9,551

Total assets	$2,394,317	$2,023,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$347,000	$348,500
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	20,075	16,301
Construction costs payable	40,348	6,229
Accrued interest payable	14,548	3,510
Dividend and distribution payable	9,812	—
Lease contracts below market value, net	24,570	28,689
Prepaid rents and other liabilities	20,550	15,564

Total liabilities	1,026,903	968,793
Redeemable noncontrolling interests—operating partnership	557,097	448,811
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2010 and December 31, 2009	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 59,618,316 shares issued and outstanding at September 30, 2010 and 42,373,340 shares issued and outstanding at December 31, 2009	60	42
Additional paid in capital	867,692	683,870
Accumulated deficit	(57,435)	(78,471)

Total stockholders’ equity	810,317	605,441

Total liabilities and stockholders’ equity	$2,394,317	$2,023,045

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Nine months ended September 30,
	2010	2009
Cash flow from operating activities
Net income	$30,705	$14,321
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	45,327	41,551
Straight line rent	(25,889)	(11,504)
Amortization of deferred financing costs	3,205	4,533
Amortization of lease contracts above and below market value	(1,970)	(5,233)
Compensation paid with Company common shares	2,798	1,431
Changes in operating assets and liabilities
Restricted cash	(145)	(344)
Rents and other receivables	(1,480)	(365)
Deferred costs	(2,504)	(2,663)
Prepaid expenses and other assets	(6,186)	1,942
Accounts payable and accrued liabilities	3,774	6,311
Accrued interest payable	11,038	(370)
Prepaid rents and other liabilities	3,437	2,852

Net cash provided by operating activities	62,110	52,462

Cash flow from investing activities
Investments in real estate – development	(144,989)	(104,747)
Marketable securities held to maturity:
Purchase	(60,000)	—
Redemption	138,978	—
Interest capitalized for real estate under development	(19,407)	(4,940)
Improvements to real estate	(2,719)	(2,373)
Additions to non-real estate property	(255)	(315)

Net cash used in investing activities	(88,392)	(112,375)

Cash flow from financing activities
Issuance of common stock	305,176	—
Line of credit:
Repayments	—	(9,428)
Mortgage notes payable:
Proceeds	—	181,726
Lump sum payoffs	—	(135,121)
Repayments	(1,500)	(1,000)
Return (payment) of escrowed proceeds	6,716	(4,000)
Exercises of stock options	820	—
Payments of financing costs	(2,947)	(4,529)
Dividends and distributions:
Common shares	(10,642)	—
Redeemable noncontrolling interests—operating partnership	(4,589)	—

Net cash provided by financing activities	293,034	27,648

Net increase (decrease) in cash and cash equivalents	266,752	(32,265)
Cash and cash equivalents, beginning	38,279	53,512

Cash and cash equivalents, ending	$305,031	$21,247

Supplemental information:
Cash paid for interest, net of amounts capitalized	$17,002	$17,470

Deferred financing costs capitalized for real estate under development	$947	$1,270

Construction costs payable capitalized for real estate under development	$40,348	$11,376

Redemption of OP units for common shares	$62,900	$88,800

Adjustments to redeemable non-controlling interests	$168,764	$(3,752)

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of September 30, 2010

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5 Phase I	Ashburn, VA	2009	180,000	88,000	18.2	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	100%	76%
VA3	Reston, VA	2003	256,000	147,000	13.0	100%	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%

Total Operating Properties			1,532,000	752,000	119.7

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(3)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW). ACC3’s critical load was increased from 13.0 MW to 13.9 MW during the third quarter of 2010 via a retrofitting project.
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles. Leases executed and commencing as of September 30, 2010 (including the remaining 24% of CH1 Phase I) represent $159 million of base rent on a straight-line basis and $138 million on a cash basis over the next twelve months. This excludes contractual management fees and approximately $2 million net amortization increase in revenue of above and below market leases.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of September 30, 2010

The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2010. The information set forth in the table assumes that tenants exercise no renewal options and considers early tenant termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent

2010	—	—	—	—	—	—
2011	1	5	0.7%	1,138	1.0%	1.0%
2012	2	82	10.9%	7,340	6.1%	5.6%
2013	3	45	6.0%	4,630	3.9%	2.8%
2014	7	50	6.6%	7,887	6.6%	7.0%
2015	5	88	11.7%	15,575	13.0%	11.9%
2016	4	72	9.6%	10,423	8.7%	8.9%
2017	6	80	10.6%	13,388	11.2%	11.6%
2018	4	75	10.0%	15,309	12.8%	13.4%
2019	9	119	15.9%	21,500	17.9%	16.9%
After 2019	9	136	18.0%	22,510	18.8%	20.9%

Total	50	752	100%	119,700	100%	100%

(1)	The operating properties have a total of 26 tenants with 50 different lease expiration dates. The top three tenants represented 59% of annualized base rent as of September 30, 2010.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	One megawatt is equal to 1,000 kW.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of September 30, 2010

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased

Current Development Projects
ACC5 Phase II	Ashburn, VA (6)(7)	180,000	88,000	18.2	$144,000 - $146,000	$137,085	88%
NJ1 Phase I	Piscataway, NJ (6)(7)	180,000	88,000	18.2	200,000 - 202,000	190,149	6%
SC1 Phase I	Santa Clara, CA (8)	180,000	88,000	18.2	230,000 - 260,000	80,601	0%
ACC6 Phase I	Ashburn, VA (8)	131,000	66,000	13.0	110,000 - 130,000	16,834	0%

		671,000	330,000	67.6	$684,000 - $738,000	424,669

Future Development Projects/Phases
CH1 Phase II	Elk Grove Village, IL	200,000	90,000	18.2	$ 17,564	17,564
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	44,000 - 46,000	38,086
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2	50,000 - 60,000	33,262
ACC6 Phase II	Ashburn, VA	131,000	66,000	13.0	25,000 - 30,000	10,104

		691,000	332,000	67.6	$136,564 - $153,564	99,016

Land Held for Development
ACC7	Ashburn, VA	100,000	50,000	10.4	—	3,914
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	—	2,251

		400,000	221,000	46.8		6,165

Total		1,762,000	883,000	182.0		$529,850

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion. Future Phase II development projects include land, shell, underground work and capitalized interest through Phase I opening only; CH1 Phase II project costs includes land, shell and capitalized interest only. Development costs beyond the current projects have not yet been estimated for these properties.
(5)	Amount capitalized as of September 30, 2010.
(6)	Placed into service on November 1, 2010.
(7)	As of November 3, 2010, ACC5 Phase II is 75% leased and NJ1 Phase I is 22% leased.
(8)	Completion expected during the third quarter of 2011.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of September 30, 2010

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$347,000	38.7%	4.6%	2.4
Unsecured	550,000	61.3%	8.5%	6.5

Total	$897,000	100.0%	7.0%	4.9

Fixed Rate Debt:
Unsecured Notes	$550,000	61.3%	8.5%	6.5

Fixed Rate Debt	550,000	61.3%	8.5%	6.5

Floating Rate Debt:
Unsecured Credit Facility	—	—	—	2.6
ACC4 Term Loan (2)	197,000	22.0%	3.8%	1.1
ACC5 Term Loan	150,000	16.7%	5.8%	4.2

Floating Rate Debt	347,000	38.7%	4.6%	2.4

Total	$897,000	100.0%	7.0%	4.9

Note:	The Company capitalized interest and deferred financing cost amortization of $9.7 million and $20.4 million during the three and nine months ended September 30, 2010, respectively.
(1)	Rate as of September 30, 2010.
(2)	The ACC4 Term Loan was paid off in full on October 25, 2010.

Debt Maturity as of September 30, 2010

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2010	$—		$500	(2)	$500	0.1%	3.8%
2011	—		201,700	(2)(3)	201,700	22.5%	3.8%
2012	—		5,200	(3)	5,200	0.6%	5.8%
2013	—		5,200	(3)	5,200	0.6%	5.8%
2014	—		134,400	(3)	134,400	15.0%	5.8%
2015	125,000	(1)	—		125,000	13.9%	8.5%
2016	125,000	(1)	—		125,000	13.9%	8.5%
2017	300,000	(1)	—		300,000	33.4%	8.5%

Total	$550,000		$347,000		$897,000	100%	7.0%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC4 Term Loan was paid off in full on October 25, 2010.
(3)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled principal amortization payments of $1.3 million per quarter start in the third quarter of 2011 or upon economic stabilization, whichever is earlier. The Company currently anticipates that principal payments will be required to be made beginning in the first quarter of 2011.
(4)	Rate as of September 30, 2010.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

	9/30/10	6/30/10
Interest Coverage ratio (not less than 2.0)	2.2	2.2

Total Debt to Gross Asset Value (not to exceed 60%)	35.4%	36.2%

Secured Debt to Total Assets (not to exceed 40%)	13.7%	14.0%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	198.2%	193.3%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of September 30, 2010

(in thousands except per share data)

Mortgage notes payable			$347,000
Unsecured Notes			550,000

Total Debt			897,000	30.4%
Common Shares	73%	59,618
Operating Partnership (“OP”) Units	27%	22,151

Total Shares and Units	100%	81,769
Common Share Price at September 30, 2010		$25.15

Total Equity			2,056,490	69.6%

Total Market Capitalization			$2,953,490	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q3 2010	Q3 2009	YTD Q3 2010	YTD Q3 2009
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic	58,739,792	41,041,140	50,692,936	39,407,194
Shares issued from assumed conversion of:
- Restricted Shares	417,019	365,076	406,438	203,154
- Stock options	914,056	586,296	901,449	308,092

Total Common Shares - diluted	60,070,867	41,992,512	52,000,823	39,918,440

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	58,739,792	41,041,140	50,692,936	39,407,194
OP Units – basic	22,332,428	25,638,523	23,300,095	27,236,277

Total Common Shares and OP Units	81,072,220	66,679,663	73,993,031	66,643,471
Shares and OP Units issued from assumed conversion of:
- Restricted Shares	417,019	365,076	406,438	203,154
- Stock options	914,056	586,296	901,449	308,092

Total Common Shares and Units – diluted	82,403,295	67,631,035	75,300,918	67,154,717

Period Ending Amounts Outstanding:

Common Shares	59,618,316
OP Units	22,150,976

Total Common Shares and Units	81,769,292

DUPONT FABROS TECHNOLOGY, INC.

The following tables are presented pro forma for the $185.0 million perpetual preferred stock offering and related pay off in full of the ACC4 secured term loan in October 2010. Interest rates are as of September 30, 2010.

Pro Forma Debt Summary as of September 30, 2010

($ in thousands)

	Amounts	% of Total	Rates	Maturities (years)
Secured	$150,000	21.4%	5.8%	4.2
Unsecured	550,000	78.6%	8.5%	6.5

Total	$700,000	100.0%	7.9%	6.0

Fixed Rate Debt:
Unsecured Notes	$550,000	78.6%	8.5%	6.5

Fixed Rate Debt	550,000	78.6%	8.5%	6.5

Floating Rate Debt:
Unsecured Credit Facility	—	—	—	2.6
ACC5 Term Loan	150,000	21.4%	5.8%	4.2

Floating Rate Debt	150,000	21.4%	5.8%	4.2

Total	$700,000	100.0%	7.9%	6.0

Pro Forma Debt Maturity as of September 30, 2010

($ in thousands)

Year	Fixed Rate	Floating Rate	Total	% of Total	Rates
2010	$—	$—	$—	—	—
2011	—	5,200	5,200	0.7%	5.8%
2012	—	5,200	5,200	0.7%	5.8%
2013	—	5,200	5,200	0.7%	5.8%
2014	—	134,400	134,400	19.2%	5.8%
2015	125,000	—	125,000	17.9%	8.5%
2016	125,000	—	125,000	17.9%	8.5%
2017	300,000	—	300,000	42.9%	8.5%

Total	$550,000	$150,000	$700,000	100%	7.9%

Pro Forma Capital Structure as of September 30, 2010

($ in thousands)

Mortgage notes payable		$150,000
Unsecured Notes		550,000

Total Debt		700,000	23.8%
Common Stock and OP Units	$2,056,490
Series A Preferred Stock	185,000

Total Equity		2,241,490	76.2%

Total Market Capitalization		$2,941,490	100.00%

DUPONT FABROS TECHNOLOGY, INC.

2010 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q4 2010 per share	Expected 2010 per share

Earnings per share and unit – diluted	$0.09 to $0.12	$0.49 to $0.52

Depreciation and amortization, net	0.21 to 0.22	0.81 to 0.82

FFO per share – diluted (2)	$0.30 to $0.34	$1.30 to $1.34

Note: The Q4 and 2010 earnings guidance projection includes a one-time $0.03 per share loss on early extinguishment of debt related to the pay off in full of the ACC4 Term Loan on October 25, 2010.

2010 Capital Assumptions

Weighted average debt outstanding	$861.0 million
Weighted average interest rate	7.2%

Total interest costs	$62.0 million
Amortization of deferred financing costs	$5.2 million
Loss on early extinguishment of debt (one-time)	$2.5 million
Interest expense capitalized	$(24.8) to $(25.8) million
Deferred financing costs amortization capitalized	$(1.1) to $(1.3) million

Total interest expense after capitalization	$42.6 to $43.8 million

Note: The Q4 and 2010 fiscal year guidance includes issuance of $185.0 million of perpetual preferred stock in October 2010 and the related pay off in full of the ACC4 Term Loan on October 25, 2010. Guidance assumes no new debt or equity issued after the date of this release.

2010 Other Guidance Assumptions

Total revenues	$245 to $250 million (1)
Other revenues (included in total revenues)	$8 to $10 million
Straight-line revenues (included in total revenues)	$34 to $36 million
Below market lease amortization, net of above market lease amortization	$3 million
General and administrative expense	$14 to $15 million
Investments in real estate - development	$270 to $290 million
Improvements to real estate excluding development	$3 to $5 million
Estimated required REIT dividend distribution payout	$0.44 per share
Weighted average common shares and OP units - diluted	77.3 million

(1)	The midpoint of revenue guidance decreased from the Q2 earnings release due to actual and estimated energy cost savings from the company’s participation in load management and rate setting programs. These energy savings, while a reduction of revenue to the company, represent a direct reduction of property operating costs as well, due to the triple net lease structure that we have in place with our tenants.
(2)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.